Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458 and No. 333-49023 on Form S-8 of our report dated June 24, 2010, with respect to the financial statements and supplemental schedule of VF Corporation Retirement Savings Plan for Hourly Employees included in this Annual Report on Form 11-K as of December 31, 2009 and 2008, and for the year ended December 31, 2009.
/s/ Dixon Hughes PLLC
Winston-Salem, North Carolina
June 24, 2010

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